                                                                  Table 1

                                                        Average Annual Total Return

                                                                                                      From Date
                                                                                                      Subaacount
                                                         One Year      Five Years      Ten Years     Established
                                            Date          Ended          Ended           Ended         Through
SUBACCOUNT                               Established    12/31/2001     12/31/2001      12/31/2001     12/31/2001
----------                               -----------    ----------     ----------      ----------     ----------
Diversified Bond Portfolio                  06/83            -1.56%          4.38%           5.69%          7.41%
Government Income Portfolio                 05/89            -0.48%          5.37%           5.72%          6.89%
Conservative Balanced Portfolio             06/83           -10.44%          3.78%           6.32%          8.02%
Flexible Managed Portfolio                  05/83           -14.07%          3.51%           7.03%          8.85%
High Yield Bond Portfolio                   02/87            -8.89%         -0.74%           5.42%          5.01%
Stock Index Portfolio                       10/87           -20.36%          8.63%          11.34%         12.96%
Equity Portfolio                            06/83           -19.50%          5.16%          10.81%         11.62%
Jennison Portfolio                          05/95           -26.49%          9.88%             N/A         13.30%
Small Capitalization Stock Portfolio        05/95            -2.96%          8.92%             N/A         12.70%
Global Portfolio                            05/89           -25.86%          4.24%           8.16%          6.73%
Natural Resources Portfolio                 05/88           -18.41%          4.06%           9.69%          9.83%
Real Property Account                       05/88            -3.72%          5.55%           5.12%          4.46%
Prudential Value Portfolio                  02/88           -10.50%          9.33%          11.86%         12.15%



                                                                  TABLE 2
                                                                  -------
                                            AVERAGE ANNUAL TOTAL RETURN ASSUMING NO WITHDRAWAL

                                                                                                        From Date
                                                                                                        Subaacount
                                                           One Year      Five Years      Ten Years     Established
                                             Date           Ended           Ended          Ended         Through
SUBACCOUNT                                Established     12/31/2001     12/31/2001      12/31/2001     12/31/2001
----------                                -----------     ----------     ----------      ----------     ----------
Diversified Bond Portfolio                   06/83              6.64%           5.14%          5.69%          7.41%
Government Income Portfolio                  05/89              7.72%           6.10%          5.72%          6.89%
Conservative Balanced Portfolio              06/83             -2.24%           4.56%          6.32%          8.02%
Flexible Managed Portfolio                   05/83             -5.87%           4.30%          7.03%          8.85%
High Yield Bond Portfolio                    02/87             -0.69%           0.19%          5.42%          5.01%
Stock Index Portfolio                        10/87            -12.16%           9.28%         11.34%         12.96%
Equity Portfolio                             06/83            -11.30%           5.90%         10.81%         11.62%
Jennison Portfolio                           05/95            -18.29%          10.51%            N/A         13.30%
Small Capitalization Stock Portfolio         05/95              5.24%           9.57%            N/A         12.70%
Global Portfolio                             05/89            -17.66%           5.00%          8.16%          6.73%
Natural Resources Portfolio                  05/88            -10.21%           4.84%          9.69%          9.83%
Real Property Account                        05/88              4.48%           6.29%          5.12%          4.46%
Prudential Value Portfolio                   02/88             -2.30%           9.96%         11.86%         12.15%



                                                                  TABLE 3
                                                                  -------
                                              CUMULATIVE TOTAL RETURN ASSUMING NO WITHDRAWAL

                                                                                                          From Date
                                                                                                          Subaacount
                                                         One Year        Five Years        Ten Years     Established
                                            Date          Ended             Ended            Ended         Through
SUBACCOUNT                               Established    12/31/2001       12/31/2001        12/31/2001     12/31/2001
----------                               -----------    ----------       ----------        ----------     ----------
Diversified Bond Portfolio                  06/83             6.64%            28.51%           73.92%        276.71%
Government Income Portfolio                 05/89             7.72%            60.78%          206.67%        390.42%
Conservative Balanced Portfolio             06/83            -2.24%            26.65%          152.12%        260.25%
Flexible Managed Portfolio                  05/83            -5.87%            35.63%           64.81%         81.58%
High Yield Bond Portfolio                   02/87            -0.69%            33.22%          179.18%        670.14%
Stock Index Portfolio                       10/87           -12.16%             0.95%           69.56%        106.82%
Equity Portfolio                            06/83           -11.30%            24.99%           84.54%        319.49%
Jennison Portfolio                          05/95           -18.29%            34.47%           74.41%        132.58%
Small Capitalization Stock Portfolio        05/95             5.24%            55.83%          192.67%        464.49%
Global Portfolio                            05/89           -17.66%            57.90%              N/A        121.97%
Natural Resources Portfolio                 05/88           -10.21%            27.65%          119.15%        128.09%
Real Property Account                       05/88             4.48%            23.42%           97.33%        384.24%
Prudential Value Portfolio                  02/88            -2.30%            64.81%              N/A        129.94%



             ANNUAL ADMIN CHARGE CALCULATION
        ------------------------------------------------------------
        AVG POLICY SIZE...                        $40,000.00
        Charge...                                 $30.00

        30/40000*1000 =                           $0.75


                Hypothetical Unit Values
        ------------------------------------------------------------
                                        31-Dec-00      8.57446           a
                                        31-Dec-01      7.52583           b

        VIP/QVIP
                                                        STOCK
        ------------------------------------------------------------

1 YEAR % OF RETURN                         -12.23%      c =(b-a)/a
ERV(ENDING REDEEMABLE VALUE)                887.70      d =(c*1000)+(1000*.01)
ANNUAL ADMIN CHARGE                           0.75      e =Annual Admin Charge
GMIB CHARGE                                   0.00      f
EARNINGS APPRECIATOR CHARGE                   0.00      g
Less Admin, GMIB, EAPP                      886.95      h =d-e-f-g
ROR BEFORE LOAD                            -11.30%        =(h/1000)-1